                                                                  Exhibit 11.1

                            Computation of Per Share Earnings

                For the Three Month Periods Ended September 30, 1996 and 1995

                                                                    1996          1995
                                                                    ----          ----

PRIMARY NET INCOME PER SHARE

Average shares outstanding                                       7,471,013     6,126,450

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using average market price                                339,015            --
                                                                 ---------     ---------
Total                                                            7,810,028     6,126,450
                                                                 ---------     ---------

Net income                                                        $355,126      $218,374
                                                                 =========     =========

Primary net income per share                                         $0.05         $0.04
                                                                 =========     =========

FULLY DILUTED NET INCOME PER SHARE

Average shares outstanding                                       7,471,013      6,126,450

Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using ending market price                                 339,015             --
                                                                 ---------      ---------
Total                                                            7,810,028      6,126,450
                                                                 ---------      ---------
Net income                                                        $355,126       $218,374
                                                                 =========      =========
Fully diluted net income per share                                   $0.05          $0.04
                                                                 =========      =========

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